UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2013

ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45101 Warp Drive, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orbital held its annual meeting of stockholders on April 25, 2013 (the "Annual Meeting").  At the Annual Meeting, three proposals were submitted to, and approved by, Orbital's stockholders.  The proposals are described in more detail in Orbital's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 8, 2013.  The final voting results were as follows:

Proposal 1

Orbital's stockholders elected the following four directors to serve for three-year terms expiring at the 2016 annual meeting of stockholders and until their respective successors are elected and qualified or until their death, removal or resignation.  The voting results are set forth below.

	For	Against	Abstain	Broker Non-Vote
Kevin P. Chilton	46,533,384	1,047,753	32,298	5,119,709
Lennard A. Fisk	44,596,108	2,985,719	31,608	5,119,709
Ronald T. Kadish	46,537,468	1,008,667	67,300	5,119,709
Garrett E. Pierce	42,743,643	4,835,689	34,103	5,119,709

Proposal 2

Orbital's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The voting results are set forth below.

For	Against	Abstain	Broker Non-Vote
51,135,959	1,559,954	37,231	—

Proposal 3
Orbital's stockholders approved, by an advisory vote, the compensation paid to the Company's named executive officers.  The voting results are set forth below.
For	Against	Abstain	Broker Non-Vote
45,739,840	1,796,303	77,292	5,119,709

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: April 26, 2013	By: /s/Susan Herlick
Susan Herlick Senior Vice President, General Counsel and Secretary